Exhibit 99.1
FOR IMMEDIATE RELEASE
July 20, 2017

Contact:
Daryl G. Byrd, President and CEO (337) 521-4003
John R. Davis, Senior Executive Vice President (337) 521-4005

IBERIABANK Corporation Reports Second Quarter Results

LAFAYETTE, LOUISIANA -- IBERIABANK Corporation (NASDAQ: IBKC), holding company of the 130-year-old IBERIABANK (www.iberiabank.com), reported financial results for the quarter ended June 30, 2017. For the quarter, the Company reported income available to common shareholders of $51.1 million, or $0.99 fully diluted earnings per common share (“EPS”). On a non-GAAP basis, EPS excluding non-core revenues and non-core expenses ("Core EPS") in the second quarter of 2017 was $1.10 per common share (refer to press release supplemental tables for a reconciliation of GAAP to non-GAAP metrics).

Daryl G. Byrd, President and Chief Executive Officer, commented, “As expected, we experienced a seasonal rebound in our operating performance in the second quarter. First, our team delivered exemplary period-end loan growth rates of 18% for legacy loans and 11% for total loans, on an annualized basis. Second, our margin and non-interest income gained considerably during the quarter, benefited by rising interest rates and improvements in our fee businesses. Third, we gained operating efficiency, as evidenced by the improvements in our efficiency ratio to 61.6% and core tangible efficiency ratio to 57.6%, well below our 60% target. Finally, profitability improved as ROA increased to 96 basis points and core ROA increased to 106 basis points. We continue to make good progress on multiple fronts."

Byrd continued, "Our acquisition of Sabadell United Bank remains on track as well. We received all regulatory approvals within 92 days of announcing the acquisition, and we anticipate completing the acquisition 11 days from now. Our respective teams have worked diligently to ensure a smooth and seamless transition for the clients and associates of Sabadell United Bank. We are excited to partner with Sabadell United Bank, and we look forward to working together as one team."

Highlights for the second quarter of 2017 and at June 30, 2017:

•
The Company's reported and cash net interest margins improved 18 and 15 basis points, on a linked quarter basis, to 3.71% and 3.45%, respectively. On a linked quarter basis, recoveries on acquired loans accounted for a $3.0 million increase in net interest income, or 11 basis points of the net interest margin improvement in the second quarter. The remaining seven basis point margin improvement was primarily the result of recent increases in rate indexes and reduced excess liquidity.

•	Non-interest income increased $8.6 million, or 18%, on a linked quarter basis, primarily as a result of seasonal growth in the Company's fee income businesses.

•
Energy-related loans ("energy loans") decreased $12 million and equated to 3.5% of total loans at June 30, 2017, compared to 3.7% at March 31, 2017. Classified energy loans decreased 30%, and non-performing energy assets decreased 18% during the second quarter of 2017.

•	Net charge-offs increased $4.8 million, on a linked quarter basis, and equated to an annualized 0.29% of average loans. The provision for loan losses increased $5.9 million, or 96%.

•
During the second quarter of 2017, the Company recorded an estimated $6 million settlement accrual associated with the previously disclosed U.S. Department of Housing and Urban Development lawsuit. The Company believes the matter will likely be settled by the end of 2017.

•
On February 28, 2017, the Company announced an agreement to acquire Sabadell United Bank, headquartered in Miami, Florida. In association with the pending acquisition, on March 7, 2017, the Company issued and sold approximately 6.1 million shares of common stock at $83.00 per common share, resulting in net proceeds of $485 million. The Company has received regulatory approvals to complete the acquisition and anticipates closing the transaction on July 31, 2017. The estimated dilutive impact of carrying common stock sold in advance of completing the acquisition was approximately $0.17 per common share during the second quarter of 2017. The Company incurred approximately $1.4 million in acquisition, conversion, and severance-related non-core expenses during the second quarter of 2017.

Table A - Summary Financial Results
(Dollars in thousands, except per share data)

	For the Three Months Ended
	6/30/2017	3/31/2017	% Change	6/30/2016	% Change
GAAP BASIS:
Income available to common shareholders	$51,069	$46,874	8.9	$49,956	2.2
Earnings per common share - diluted	0.99	1.00	(1.0)	1.21	(18.2)

Average loans, net of unearned income	$15,284,007	$15,045,755	1.6	$14,570,945	4.9
Average total deposits	17,160,848	17,511,324	(2.0)	15,979,391	7.4
Net interest margin (TE) (1)	3.71%	3.53%		3.65%

Total revenues	$239,609	$220,164	8.8	$227,670	5.2
Total non-interest expense	147,508	141,018	4.6	139,504	5.7
Efficiency ratio	61.6%	64.1%		61.3%
Return on average assets	0.96	0.94		1.02
Return on average common equity	6.08	6.41		8.05

NON-GAAP BASIS (2):
Core revenues	$239,550	$220,163	8.8	$225,881	6.1
Core non-interest expense	141,370	139,437	1.4	139,443	1.4
Core earnings per common share - diluted	1.10	1.02	7.8	1.18	(6.8)
Core tangible efficiency ratio (TE) (1) (4)	57.6%	61.6%		60.0%
Core return on average assets	1.06	0.96		1.00
Core return on average tangible common equity (4)	8.86	8.99		11.64
Net interest margin (TE) - cash basis (1) (3)	3.45	3.30		3.44

(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 35%, which approximates the marginal tax rate.
(2) See Table 12 and Table 13 for GAAP to Non-GAAP reconciliations.
(3) See Table 11 for adjustments related to purchase discounts on acquired loans and related accretion and the impact of the FDIC indemnification asset.
(4) Tangible calculations eliminate the effect of goodwill and acquisition related intangible assets and the corresponding amortization expense on a tax-effected basis where applicable.

Operating Results

On a linked quarter basis, average loan volume increased $238 million, or 2%, and the associated tax-equivalent yield increased 15 basis points. Over that period, average legacy loans increased $390 million, or 3%, with an increase in yield of 15 basis points, and average acquired loans decreased $152 million, or 7%, and the yield increased 59 basis points. All other average earning assets, including investment securities, mortgage loans held for sale, and interest-bearing deposits in other institutions, decreased a net of $215 million, or 4%.

Primarily as a result of rising short-term interest rates, lower levels of balance sheet liquidity, and recoveries on acquired loans, the Company's reported and cash net interest margins increased 18 and 15 basis points, respectively, on a linked quarter basis.

On a linked quarter basis, average earning assets increased $23 million, or less than 1%, and the average earning asset yield increased 20 basis points. Average interest-bearing liabilities decreased $414 million, or 3%, and the cost of interest-bearing liabilities increased five basis points. On a linked quarter basis, tax-equivalent net interest income increased $10.8 million, or 6%.

The Company’s provision for loan losses increased $5.9 million, or 96%, on a linked quarter basis to $12.1 million. The provision for loan losses covered net charge-offs in the second quarter of 2017 by 111% compared to 102% in the first quarter of 2017.

In the second quarter of 2017, non-interest income on a GAAP and non-core basis each increased $8.6 million, or 18%, compared to the first quarter of 2017. The primary changes in non-interest income on a linked quarter basis were:

•	Increased mortgage income of $5.6 million, or 40%;

•	Increased title revenues of $1.5 million, or 31%;

•	Increased treasury management income of $0.4 million, or 8%;

•	Increased deposit service charge income of $0.3 million, or 2%;

•	Increased credit/debit card fee income of $0.2 million, or 6%; and

•	Increased client derivative income of $0.2 million, or 16%.

In the second quarter of 2017, the Company originated $546 million in residential mortgage loans, up $162 million, or 42%, on a linked quarter basis. Client loan refinancing opportunities accounted for approximately 14% of mortgage loan applications in the second quarter of 2017, compared to 21% on a linked quarter basis. The Company sold $508 million in mortgage loans during the second quarter of 2017, up $81 million, or 19%, on a linked quarter basis. Loans held for sale increased from $122 million at March 31, 2017, to $141 million at June 30, 2017. The mortgage origination locked pipeline was $249 million at June 30, 2017, up $9 million, or 4%, between quarter-ends, and was down 28% compared to one year ago. At July 19, 2017, the locked mortgage pipeline was $250 million, up less than 1% compared to June 30, 2017.

Non-interest expense increased $6.5 million, or 5%, on a linked quarter basis. During the second quarter of 2017, the Company's non-core expenses included $1.1 million in merger and conversion-related costs and $0.4 million in severance costs, offset by a $1.3 million gain on the sale of former IBERIABANK properties. In addition, during the second quarter of 2017, the Company recorded an estimated $6 million settlement accrual associated with the previously disclosed U.S. Department of Housing and Urban Development lawsuit. The Company believes the matter will likely be settled by the end of 2017.
Excluding non-core expenses, core non-interest expense increased $2 million, or 1%, and was comprised of the following items on a linked-quarter basis:

•	Increased salary and benefits cost of $3.9 million, or 5%, which included:

◦	Increased regular compensation expenses of $2.2 million;

◦	Increased mortgage commission expenses of $2.0 million; and

◦	Increased incentives and other benefit expenses of $1.5 million; partially offset by

◦	Decreased payroll tax expense of $1.1 million;

◦	Decreased health care costs of $0.7 million;

•	Decreased provision for unfunded commitments of $1.6 million; and

•	Decreased other expenses of $0.3 million.

On a linked quarter basis, the Company's revenues and non-GAAP core revenues each increased $19.4 million, or 9%. Over the same period, GAAP expenses increased $6.5 million, or 5%, and non-GAAP core expenses increased $2.0 million, or 1%. The efficiency ratio decreased from 64.1% to 61.6%, while the non-GAAP core tangible efficiency ratio decreased from 61.6% to 57.6% on a linked quarter basis. The Company continues to focus on expense containment and revenue enhancement strategies intended to further improve these ratios.

The effective tax rate increased from 30.9% in the first quarter of 2017 to 35.0% in the second quarter of 2017. Due to a recent change in accounting principle, the effective tax rate for the first quarter of 2017 was favorably impacted by a $1.8 million decrease in income tax expense associated with restricted stock vesting during the quarter. Vesting and exercise of share-based compensation is expected to impact income tax expense in the first quarter of future years as well.

Table B - Summary Financial Condition Results
(Dollars in thousands, except per share data)

		As of and For the Three Months Ended
		6/30/2017	3/31/2017	% Change	6/30/2016	% Change
PERIOD-END BALANCES:
	Total loans, net of unearned income	$15,556,016	$15,132,202	2.8	$14,722,561	5.7
	Legacy loans, net of unearned income	13,493,410	12,923,444	4.4	11,984,849	12.6
	Total deposits	16,853,116	17,312,265	(2.7)	15,862,027	6.2

ASSET QUALITY RATIOS (LEGACY):
	Loans 30-89 days past due and still accruing as a percentage of total loans	0.30%	0.25%		0.38%
	Loans 90 days or more past due and still accruing as a percentage of total loans	0.00	0.02		0.00
	Non-performing assets to total assets (1)	0.87	0.99		0.63
	Classified assets to total assets (2)	1.43	1.60		2.09

CAPITAL RATIOS:
	Tangible common equity ratio (Non-GAAP) (3) (4)	12.45%	12.10%		9.00%
	Tier 1 leverage ratio (5)	13.19	12.91		9.70
	Total risk-based capital ratio (5)	16.74	16.92		12.47

PER COMMON SHARE DATA:
	Book value	$66.08	$65.25	1.3	$61.05	8.2
	Tangible book value (Non-GAAP) (3) (4)	51.33	50.46	1.7	42.53	20.7
	Closing stock price	81.50	79.10	3.0	59.73	36.4
	Cash dividends	0.36	0.36	—	0.34	5.9

(1)	Non-performing assets consist of non-accruing loans, accruing loans 90 days or more past due and other real estate owned, including repossessed assets.
(2)
Classified assets include commercial loans rated substandard or worse and non-performing mortgage and consumer loans, and were $283 million, $316 million and $364 million at June 30, 2017, March 31, 2017, and June 30, 2016, respectively.

(3)	See Table 12 and Table 13 for GAAP to Non-GAAP reconciliations.
(4)	Tangible calculations eliminate the effect of goodwill and acquisition related intangible assets and the corresponding amortization expense on a tax-effected basis where applicable.
(5)	Regulatory capital ratios as of June 30, 2017 are preliminary.

Loans

Total loans increased $424 million, or 3%, between March 31, 2017, and June 30, 2017. Over that period, acquired loans decreased $146 million, or 7%, and legacy loans increased $570 million, or 4% (18% annualized rate), including a decrease in total energy loans of $12 million, or 2%, and a decline in indirect automobile loans of $18 million, or 16%. During the second quarter of 2017, legacy commercial loans increased $475 million, or 5%, legacy consumer loans increased $26 million, or 1%, and legacy mortgage loans increased $69 million, or 8%. Period-end loan growth during the second quarter of 2017 was strongest in the Atlanta, Dallas, Orlando, Baton Rouge, Naples, and Tampa markets. Funded loan origination and renewal mix in the second quarter of 2017 was 41% fixed rate and 59% floating rate, and total loans outstanding (excluding non-accruals) were 43% fixed and 57% floating. Commitments originated and/or renewed during the second quarter of 2017 were $1.6 billion (up 28% on a linked quarter basis). Loans originated and/or renewed during the second quarter of 2017 totaled $1.0 billion (up 24% on a linked quarter basis). At June 30, 2017, the Company's probability-weighted commercial loan pipeline was approximately $1.0 billion.

Table C - Period-End Loans
(Dollars in thousands)

	As of and For the Three Months Ended
				Linked Qtr Change			Year/Year Change		Mix
	6/30/2017	3/31/2017	6/30/2016	$	%	Annualized	$	%	6/30/2017	3/31/2017
Legacy loans:
Commercial	$10,055,791	$9,581,229	$8,784,789	474,562	5.0	19.8%	1,271,002	14.5	74.5%	74.1%
Residential mortgage	970,961	901,859	794,701	69,102	7.7	30.6%	176,260	22.2	7.2%	7.0%
Consumer	2,466,658	2,440,356	2,405,359	26,302	1.1	4.3%	61,299	2.5	18.3%	18.9%
Total legacy loans	13,493,410	12,923,444	11,984,849	569,966	4.4	17.6%	1,508,561	12.6	100.0%	100.0%

Acquired loans:
Balance at beginning of period	2,208,758	2,370,047	2,922,547	(161,289)	(6.8)		(713,789)	(24.4)
Loans acquired during the period	—	—	—	—	—		—	—
Net paydown activity	(146,152)	(161,289)	(184,835)	15,137	(9.4)		38,683	(20.9)
Total acquired loans	2,062,606	2,208,758	2,737,712	(146,152)	(6.6)		(675,106)	(24.7)
Total loans	$15,556,016	$15,132,202	$14,722,561	423,814	2.8		833,455	5.7

Energy loans outstanding totaled $552 million at June 30, 2017, down $12 million, or 2%, compared to March 31, 2017, and equated to approximately 3.5% of total loans (compared to 3.7% at March 31, 2017). Energy-related commitments totaled $1.0 billion at June 30, 2017, up $4 million, or less than 1%, compared to March 31, 2017. E&P companies accounted for 48% of energy loans outstanding and 55% of energy loan commitments, midstream companies accounted for 19% of energy loans and 21% of energy loan commitments, and service companies accounted for 33% of energy loans and 24% of energy loan commitments.

At June 30, 2017, $95 million in energy loans were on non-accrual status (down $19 million, or 16%, compared to March 31, 2017), and $2.4 million in energy loans (excluding non-accruing loans) were past due greater than 30 days at quarter-end. Classified energy loans decreased $54 million, or 30%, and criticized energy loans decreased $71 million, or 29%, between quarter-ends. At June 30, 2017, approximately 23% of energy loans were classified and 32% were criticized, compared to approximately 32% and 44%, respectively, at March 31, 2017. Since December 2014, the Company has experienced $19 million in energy-related net charge-offs. Additional information regarding the Company’s energy loan and energy-related commitment exposure is provided in Table 8 of this press release and in the supplemental investor presentation.

At June 30, 2017, the Company’s indirect automobile lending business had approximately $92 million in loans outstanding, down $18 million, or 16%, compared to March 31, 2017 (0.6% of total loans outstanding compared to 0.7% at March 31, 2017).

Deposits

Total deposits decreased $459 million, or 3%, between March 31, 2017 and June 30, 2017. Over that period, non-interest-bearing deposits decreased $11 million, or less than 1%, and equated to 30% of total deposits at June 30, 2017. Money market accounts decreased $355 million, or 6%, NOW accounts increased $4 million, or less than 1%, time deposits decreased $81 million, or 4%, and savings deposits declined $15 million, or 2%. Deposit growth during the second quarter of 2017 was strongest in the Lake Charles, Huntsville, Birmingham, Dallas, and Baton Rouge markets.

Table D - Period-End Deposits
(Dollars in thousands)
				Linked Qtr Change			Year/Year Change		Mix
	6/30/2017	3/31/2017	6/30/2016	$	%	Annualized	$	%	6/30/2017	3/31/2017
Non-interest-bearing	$5,020,195	$5,031,583	$4,539,254	(11,388)	(0.2)	(0.9)%	480,941	10.6	29.8%	29.1%
NOW accounts	3,089,482	3,085,720	2,985,284	3,762	0.1	0.5%	104,198	3.5	18.3%	17.8%
Money market accounts	6,017,654	6,372,855	5,391,390	(355,201)	(5.6)	(22.3)%	626,264	11.6	35.7%	36.8%
Savings accounts	797,859	813,009	796,855	(15,150)	(1.9)	(7.5)%	1,004	0.1	4.8%	4.7%
Time deposits	1,927,926	2,009,098	2,149,244	(81,172)	(4.0)	(16.2)%	(221,318)	(10.3)	11.4%	11.6%
Total deposits	$16,853,116	$17,312,265	$15,862,027	(459,149)	(2.7)	(10.6)%	991,089	6.2	100.0%	100.0%

On an average balance and linked quarter basis, non-interest-bearing deposits increased $16 million, or less than 1%, and interest-bearing deposits decreased $366 million, or 3%. The rate on average interest-bearing deposits in the second quarter of 2017 was 0.56%, up four basis points on a linked quarter basis, while the cost of total deposits (including non-interest bearing deposits) was 0.40%, up three basis points. The increase in the cost of interest-bearing deposits was primarily the result of a less favorable change in the mix of interest-bearing deposits during the second quarter of 2017. Marginal deposit rates remained relatively stable throughout the second quarter of 2017.

Other Assets And Funding

On an average balance and linked quarter basis, the investment portfolio increased $288 million, or 8%, in the second quarter of 2017, to $4.0 billion. On a period-end basis, the investment portfolio equated to $4.1 billion, or 19% of total assets at June 30, 2017, up $184 million, or 5%, compared to March 31, 2017. The investment portfolio had an effective duration of 3.5 years at June 30, 2017, compared to 3.8 years at March 31, 2017. The investment portfolio had a $19 million unrealized loss at June 30, 2017, an improvement from a $32 million unrealized loss at March 31, 2017. The average yield on investment securities increased eight basis points on a linked quarter basis to 2.32% in the second quarter of 2017. The Company holds in its investment portfolio primarily government agency securities. Municipal securities comprised 9% of total investments at June 30, 2017.

On a linked quarter basis, average short-term borrowings (including repurchase agreements) decreased $58 million, or 14%, and the cost of short-term borrowings decreased one basis point. At June 30, 2017, short-term borrowings (including repurchase agreements) increased $135 million, or 30%, compared to March 31, 2017. On a linked quarter basis, average long-term debt increased $10 million, or 2%, and the cost of long-term debt increased seven basis points to 2.29%. The cost of average interest-bearing liabilities was 0.64% in the second quarter of 2017, up five basis points on a linked quarter basis.

Asset Quality

Non-performing assets ("NPAs") decreased $21 million, or 10%, to $198 million at June 30, 2017. Acquired NPAs increased $4 million, while legacy NPAs, which include energy and non-energy loans, decreased $25 million, or 13%, and equated to 0.87% of total assets (down from 0.99% at March 31, 2017). Energy-related NPAs (which are included in legacy loans) decreased by $21 million, or 18%, and accounted for nearly all of the decline in the Company's total NPAs during the second quarter of 2017. At June 30, 2017, non-energy-related NPAs remained essentially unchanged during the second quarter, and equated to 0.49% of non-energy-related assets.

Aggregate loans past due 30 to 89 days increased $15 million, or 41%, and equated to 0.33% of total loans at June 30, 2017, compared to 0.24% at March 31, 2017.

Net charge-offs totaled $10.9 million in the second quarter of 2017, up $4.8 million, or 80%, compared to the first quarter of 2017. Annualized net charge-offs equated to 0.29% of average loans in the second quarter of 2017, a 13 basis point increase on a linked quarter basis. The Company reported no energy-related net charge-offs during the second quarter of 2017. Approximately half of the linked-quarter increase in net charge-offs was associated with one commercial loan. The Company believes that credit situation was an isolated event and not indicative of a change in asset quality trends or general deterioration in the loan portfolio.

Capital Position

At June 30, 2017, the Company reported a non-GAAP tangible common equity ratio of 12.45%, up 35 basis points compared to March 31, 2017, and the preliminary Tier 1 leverage ratio was 13.19%, up 28 basis points compared to March 31, 2017. The Company’s preliminary calculation of its total risk-based capital ratio at June 30, 2017, was 16.74%, down 18 basis points compared to March 31, 2017.

At June 30, 2017, book value per common share was $66.08, up $0.83 per share, or 1%, compared to March 31, 2017. Tangible book value per common share was $51.33, up $0.87 per share, or 2%, compared to March 31, 2017. Based on the closing stock price of the Company’s common stock of $81.35 per share on July 20, 2017, this price equated to 1.23 times June 30, 2017 book value per common share and 1.58 times June 30, 2017 tangible book value per common share.

Cash Dividends On Common Stock. On June 20, 2017, the Company declared a quarterly cash dividend of $0.36 per common share, a 6% increase compared to the same quarter in the prior year. This common dividend level equated to an annualized dividend rate of $1.44 per common share. Based on the Company's closing common stock price on July 20, 2017, the indicated dividend yield was 1.77% per common share. The payment of dividends on the common stock is at the discretion of the Board of Directors.

Common Stock Repurchase Program. On May 4, 2016, the Board of Directors of the Company authorized the repurchase of up to 950,000 shares of the Company's common stock. The Company did not repurchase common shares under the authorized program during the second quarter of 2017. The Company has approximately 747,000 shares of common stock remaining that may be purchased under the currently authorized program.

Series B Preferred Stock. On August 5, 2015, the Company sold 3.2 million depositary shares, each representing a 1/400th interest in a share of non-cumulative perpetual preferred stock. The Series B preferred stock has an initial coupon equal to 6.625% for a period of 10 years, and thereafter floats at a rate of LIBOR plus 426.2 basis points. The Company raised approximately $80 million in gross proceeds from the transaction. On July 7, 2017, the Company declared a semi-annual cash dividend of $0.828125 per depositary share that is payable on August 1, 2017.

Series C Preferred Stock. On May 9, 2016, the Company sold 2.3 million depositary shares, each representing a 1/400th interest in a share of non-cumulative perpetual preferred stock. The Series C preferred stock has an initial coupon equal to 6.60%

for a period of 10 years, and thereafter floats at a rate of LIBOR plus 492 basis points. The Company raised approximately $57.5 million in gross proceeds from the transaction. On June 20, 2017, the Company declared a quarterly cash dividend of $0.412500 per depositary share that is payable on August 1, 2017.

Common Stock. On December 7, 2016, the Company issued and sold 3.6 million shares of common stock at a price of $81.50 per common share. After deducting underwriting discounts and commissions and other related expenses, net proceeds of the sale were approximately $279 million. On March 7, 2017, the Company issued and sold 6.1 million shares of common stock at a price of $83.00 per common share. After deducting underwriting discounts and commissions and other related expenses, net proceeds of the sale were approximately $485 million. The estimated dilutive impact of carrying the excess capital associated with these two common stock offerings was approximately $0.17 per common share during the second quarter of 2017 and $0.28 per common share year-to-date through June 30, 2017.

IBERIABANK Corporation

IBERIABANK Corporation is a financial holding company with 301 combined offices, including 203 bank branch offices and one loan production office in Louisiana, Arkansas, Tennessee, Alabama, Texas, Florida, Georgia, and South Carolina, 24 title insurance offices in Arkansas and Louisiana, and mortgage representatives in 64 locations in 10 states. The Company has eight locations with representatives of IBERIA Wealth Advisors in four states, and one IBERIA Capital Partners L.L.C. office in New Orleans.

The Company’s common stock trades on the NASDAQ Global Select Market under the symbol “IBKC”. The Company's Series B Preferred Stock and Series C Preferred Stock also trade on the NASDAQ Global Select Market under the symbols "IBKCP" and "IBKCO", respectively. The Company’s common stock market capitalization was approximately $4.2 billion, based on the NASDAQ Global Select Market closing stock price on July 20, 2017.

The following 12 investment firms currently provide equity research coverage on the Company:

•	Bank of America Merrill Lynch

•	FIG Partners, LLC

•	Hovde Group, LLC

•	Jefferies & Co., Inc.

•	JMP Securities LLC

•	Keefe, Bruyette & Woods, Inc.

•	Piper Jaffray & Co.

•	Raymond James & Associates, Inc.

•	Robert W. Baird & Company

•	Sandler O’Neill + Partners, L.P.

•	Stephens, Inc.

•	SunTrust Robinson-Humphrey

Conference Call

In association with this earnings release, the Company will host a live conference call to discuss the financial results for the quarter just completed. The telephone conference call will be held on Friday, July 21, 2017, beginning at 8:30 a.m. Central Time by dialing 1-888-317-6003. The confirmation code for the call is 6591359. A replay of the call will be available until midnight Central Time on July 28, 2017 by dialing 1-877-344-7529. The confirmation code for the replay is 10109052. The Company has prepared a PowerPoint presentation that supplements information contained in this press release. The PowerPoint presentation may be accessed on the Company’s web site, www.iberiabank.com, under “Investor Relations” and then "Financial Information" and “Presentations.”

Non-GAAP Financial Measures

This press release contains financial information determined by methods other than in accordance with GAAP. The Company’s management uses these non-GAAP financial measures in their analysis of the Company’s performance. Non-GAAP measures in this press release include, but are not limited to, descriptions such as core, tangible, and pre-tax pre-provision. These measures typically adjust GAAP performance measures to exclude the effects of the amortization of intangibles and include the tax benefit associated with revenue items that are tax-exempt, as well as adjust income available to common shareholders for certain significant activities or transactions that in management’s opinion can distort period-to-period comparisons of the Company’s performance. Transactions that are typically excluded from non-GAAP performance measures include realized and unrealized gains/losses on former bank owned real estate, realized gains/losses on securities, income tax gains/losses, merger-related charges and recoveries, litigation charges and recoveries, and debt repayment penalties. Management believes presentations of these non-GAAP financial measures provide useful supplemental information that is essential to a proper understanding of the operating results of the Company’s core businesses. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Reconciliations of GAAP to non-GAAP disclosures are presented in the supplemental tables at the end of this release. Please refer to the supplemental tables for these reconciliations.

Caution About Forward-Looking Statements

This press release contains "forward-looking statements," which may include forecasts of our financial results and condition, expectations for our operations and businesses, and our assumptions for those forecasts and expectations. Do not place undue reliance on forward-looking statements. Due to various factors, actual results may differ materially from our forward-looking statements. Factors that could cause our actual results to differ materially from our forward-looking statements are described under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Risk Factors” and “Regulation and Supervision” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, and in other documents subsequently filed by the Company with the Securities and Exchange Commission, available at the SEC’s website, http://www.sec.gov, and the Company’s website, http://www.iberiabank.com. To the extent that statements in this press release relate to future plans, objectives, financial results or performance by the Company, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are generally identified by use of words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology.
 Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance.  Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements.  Factors that could cause or contribute to such differences include, but are not limited to: the level of market volatility, our ability to execute our growth strategy, including the availability of future bank acquisition opportunities, our ability to execute on our revenue and efficiency improvement initiatives, unanticipated losses related to the completion and integration of mergers and acquisitions, refinements to purchase accounting adjustments for acquired businesses and assets and assumed liabilities in these transactions, adjustments of fair values of acquired assets and assumed liabilities and of deferred taxes in acquisitions, actual results deviating from the Company’s current estimates and assumptions of timing and amounts of cash flows, utilization of non-GAAP financial measures, credit risk of our customers, resolution of assets formerly subject to loss share agreements with the FDIC, effects of the on-going correction in residential real estate prices and  levels of home sales, our ability to satisfy capital and liquidity standards such as those imposed by the Dodd-Frank Wall Street Reform and Consumer Protection Act and those adopted by the Basel Committee on Banking Supervision and federal banking regulators, sufficiency of our allowance for loan losses, changes in interest rates, access to funding sources, reliance on the services of executive management, competition for loans, deposits and investment dollars, competition from competitors with greater financial resources than the Company, reputational risk and social factors, compliance with laws and regulations, increases in FDIC insurance assessments, geographic concentration of our markets, economic and business conditions in our markets or nationally, including the impact of volatility of oil and gas prices, rapid changes in the financial services industry, significant litigation, cyber-security risks including dependence on our operational, technological, and organizational systems and infrastructure and those of third party providers of those services, hurricanes and other adverse weather events, and valuation of intangible assets. All information is as of the date of this press release. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to revise or update publicly any forward-looking statement for any reason.

Table 1 - IBERIABANK CORPORATION
FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share data)

	As of and For the Three Months Ended
INCOME DATA:	6/30/2017	3/31/2017	% Change	6/30/2016	% Change
Net interest income	$183,643	$172,818	6.3	$162,753	12.8
Net interest income (TE) (1)	186,135	175,309	6.2	165,043	12.8
Total revenues	239,609	220,164	8.8	227,670	5.2
Provision for loan losses	12,050	6,154	95.8	11,866	1.6
Non-interest expense	147,508	141,018	4.6	139,504	5.7
Net income available to common shareholders	51,069	46,874	8.9	49,956	2.2

PER COMMON SHARE DATA:
Earnings available to common shareholders - basic	$1.00	$1.01	(1.0)	$1.21	(17.4)
Earnings available to common shareholders - diluted	0.99	1.00	(1.0)	1.21	(18.2)
Core earnings (Non-GAAP) (2)	1.10	1.02	7.8	1.18	(6.8)
Book value	66.08	65.25	1.3	61.05	8.2
Tangible book value (Non-GAAP) (2) (3)	51.33	50.46	1.7	42.53	20.7
Closing stock price	81.50	79.10	3.0	59.73	36.4
Cash dividends	0.36	0.36	—	0.34	5.9

KEY RATIOS AND OTHER DATA (6):
Net interest margin (TE) (1)	3.71%	3.53%		3.65%
Efficiency ratio	61.6	64.1		61.3
Core tangible efficiency ratio (TE) (Non-GAAP) (1) (2) (3)	57.6	61.6		60.0
Return on average assets	0.96	0.94		1.02
Return on average common equity	6.08	6.41		8.05
Core return on average tangible common equity (Non-GAAP) (2)(3)	8.86	8.99		11.64
Effective tax rate	35.0	30.9		33.4
Full-time equivalent employees	3,190	3,161		3,122

CAPITAL RATIOS:
Tangible common equity ratio (Non-GAAP) (2) (3)	12.45%	12.10%		9.00%
Tangible common equity to risk-weighted assets (3)	14.32	14.49		10.16
Tier 1 leverage ratio (4)	13.19	12.91		9.70
Common equity Tier 1 (CET 1) (transitional) (4)	14.52	14.64		10.09
Common equity Tier 1 (CET 1) (fully phased-in) (4)	14.50	14.60		9.99
Tier 1 capital (transitional) (4)	15.24	15.38		10.85
Total risk-based capital ratio (4)	16.74	16.92		12.47
Common stock dividend payout ratio	36.2	39.0		28.0

	Classified assets to Tier 1 capital (7)	13.4	15.2	25.1

ASSET QUALITY RATIOS (LEGACY):
	Non-performing assets to total assets (5)	0.87%	0.99%	0.63%
	Allowance for loan losses to loans	0.80	0.82	0.89
	Net charge-offs to average loans (annualized)	0.30	0.20	0.38
	Non-performing assets to total loans and OREO (5)	1.27	1.52	0.92

(1)	Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 35%, which approximates the marginal tax rate.
(2)	See Table 12 and Table 13 for GAAP to Non-GAAP reconciliations.
(3)	Tangible calculations eliminate the effect of goodwill and acquisition related intangible assets and the corresponding amortization expense on a tax-effected basis where applicable.
(4)	Regulatory capital ratios as of June 30, 2017 are preliminary.
(5)	Non-performing assets consist of non-accruing loans, accruing loans 90 days or more past due and other real estate owned, including repossessed assets.
(6)	All ratios are calculated on an annualized basis for the periods indicated.
(7)	Classified assets include commercial loans rated substandard or worse and non-performing mortgage and consumer loans and include acquired impaired loans accounted for under ASC 310-30.

Table 2 - IBERIABANK CORPORATION
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Dollars in thousands, except per share data)

	For the Three Months Ended
			Linked Qtr Change					Year/Year Change
	6/30/2017	3/31/2017	$	%	12/31/2016	9/30/2016	6/30/2016	$	%
Interest income	$204,575	$192,533	12,042	6.3	$180,805	$180,504	$178,694	25,881	14.5
Interest expense	20,932	19,715	1,217	6.2	19,140	17,087	15,941	4,991	31.3
Net interest income	183,643	172,818	10,825	6.3	161,665	163,417	162,753	20,890	12.8
Provision for loan losses	12,050	6,154	5,896	95.8	5,169	12,484	11,866	184	1.6
Net interest income after provision for loan losses	171,593	166,664	4,929	3.0	156,496	150,933	150,887	20,706	13.7
Mortgage income	19,730	14,115	5,615	39.8	16,115	21,807	25,991	(6,261)	(24.1)
Service charges on deposit accounts	11,410	11,153	257	2.3	11,178	11,066	10,940	470	4.3
Title revenue	6,190	4,741	1,449	30.6	5,332	6,001	6,135	55	0.9
Broker commissions	2,744	2,738	6	0.2	4,006	3,797	3,712	(968)	(26.1)
ATM/debit card fee income	3,800	3,585	215	6.0	3,604	3,483	3,650	150	4.1
Income from bank owned life insurance	1,241	1,311	(70)	(5.3)	1,323	1,305	1,411	(170)	(12.0)
Gain on sale of available-for-sale securities	59	—	59	N/M	4	12	1,789	(1,730)	(96.7)
Other non-interest income	10,792	9,703	1,089	11.2	11,676	12,350	11,289	(497)	(4.4)
Total non-interest income	55,966	47,346	8,620	18.2	53,238	59,821	64,917	(8,951)	(13.8)
Salaries and employee benefits	86,317	81,853	4,464	5.5	80,811	85,028	85,105	1,212	1.4
Occupancy and equipment	16,292	16,021	271	1.7	15,551	16,526	16,813	(521)	(3.1)
Loss on early termination of loss share agreements	—	—	—	—	17,798	—	—	—	—
Amortization of acquisition intangibles	1,651	1,770	(119)	(6.7)	2,087	2,106	2,109	(458)	(21.7)
Other non-interest expense	43,248	41,374	1,874	4.5	35,323	34,479	35,477	7,771	21.9
Total non-interest expense	147,508	141,018	6,490	4.6	151,570	138,139	139,504	8,004	5.7
Income before income taxes	80,051	72,992	7,059	9.7	58,164	72,615	76,300	3,751	4.9
Income tax expense	28,033	22,519	5,514	24.5	13,034	24,547	25,490	2,543	10.0
Net income	52,018	50,473	1,545	3.1	45,130	48,068	50,810	1,208	2.4
Preferred stock dividends	(949)	(3,599)	2,650	73.6	(957)	(3,590)	(854)	(95)	(11.1)
Net income available to common shareholders	$51,069	$46,874	4,195	8.9	$44,173	$44,478	$49,956	1,113	2.2

Income available to common shareholders - basic	$51,069	$46,874	4,195	8.9	$44,173	$44,478	$49,956	1,113	2.2
Earnings allocated to unvested restricted stock	(361)	(346)	(15)	4.3	(414)	(462)	(540)	179	33.1
Earnings allocated to common shareholders	$50,708	$46,528	4,180	9.0	$43,759	$44,016	$49,416	1,292	2.6

Earnings per common share - basic	$1.00	$1.01	(0.01)	(1.0)	$1.05	$1.08	$1.21	(0.21)	(17.4)

Earnings per common share - diluted	0.99	1.00	(0.01)	(1.0)	1.04	1.08	1.21	(0.22)	(18.2)
Impact of non-core items (Non-GAAP) (1)	0.11	0.02	0.09	450.0	0.12	—	(0.03)	0.14	(466.7)
Earnings per share - diluted, excluding non-core items (Non-GAAP) (1)	$1.10	$1.02	0.08	7.8	$1.16	$1.08	$1.18	(0.08)	(6.8)

NUMBER OF COMMON SHARES OUTSTANDING (in thousands)
Weighted average common shares outstanding - basic	50,630	46,123	4,507	9.8	41,688	40,618	40,771	9,859	24.2
Weighted average common shares outstanding - diluted	50,984	46,496	4,488	9.7	41,950	40,811	40,908	10,076	24.6
Book value shares (period end)	51,015	50,970	45	0.1	44,795	41,082	41,039	9,976	24.3

(1) See Table 12 and Table 13 for GAAP to Non-GAAP reconciliations.

N/M = not meaningful

Table 3 - IBERIABANK CORPORATION
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Dollars in thousands, except per share data)

	For the Six Months Ended
			Linked Qtr Change
	6/30/2017	6/30/2016	$	%
Interest income	$397,108	$355,630	41,478	11.7
Interest expense	40,647	31,474	9,173	29.1
Net interest income	356,461	324,156	32,305	10.0
Provision for loan losses	18,204	26,771	(8,567)	(32.0)
Net interest income after provision for loan losses	338,257	297,385	40,872	13.7
Mortgage income	33,845	45,931	(12,086)	(26.3)
Service charges on deposit accounts	22,563	21,891	672	3.1
Title revenue	10,931	10,880	51	0.5
Broker commissions	5,482	7,535	(2,053)	(27.2)
ATM/debit card fee income	7,385	7,153	232	3.2
Income from bank owned life insurance	2,552	2,613	(61)	(2.3)
Gain on sale of available-for-sale securities	59	1,985	(1,926)	(97.0)
Other non-interest income	20,495	22,774	(2,279)	(10.0)
Total non-interest income	103,312	120,762	(17,450)	(14.4)
Salaries and employee benefits	168,170	165,847	2,323	1.4
Occupancy and equipment	32,313	33,720	(1,407)	(4.2)
Amortization of acquisition intangibles	3,421	4,222	(801)	(19.0)
Other non-interest expense	84,622	73,167	11,455	15.7
Total non-interest expense	288,526	276,956	11,570	4.2
Income before income taxes	153,043	141,191	11,852	8.4
Income tax expense	50,552	47,612	2,940	6.2
Net income	102,491	93,579	8,912	9.5
Preferred stock dividends	(4,548)	(3,430)	(1,118)	(32.6)
Net income available to common shareholders	$97,943	$90,149	7,794	8.6

Income available to common shareholders - basic	$97,943	$90,149	7,794	8.6
Earnings allocated to unvested restricted stock	(707)	(1,003)	296	29.5
Earnings allocated to common shareholders	$97,236	$89,146	8,090	9.1

Earnings per common share - basic	$2.01	$2.19	(0.18)	(8.2)

Earnings per common share - diluted	1.99	2.18	(0.19)	(8.7)
Impact of non-core items (Non-GAAP) (1)	0.14	0.01	0.13	1,300.0
Earnings per share - diluted, excluding non-core items (Non-GAAP) (1)	$2.13	$2.19	(0.06)	(2.7)

NUMBER OF COMMON SHARES OUTSTANDING (in thousands)
Weighted average common shares outstanding - basic	48,389	40,741	7,648	18.8
Weighted average common shares outstanding - diluted	48,751	40,836	7,915	19.4
Book value shares (period end)	51,015	41,039	9,976	24.3

(1) See Table 12 and Table 13 for GAAP to Non-GAAP reconciliations.

TABLE 4 - IBERIABANK CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

PERIOD-END BALANCES			Linked Qtr Change					Year/Year Change
ASSETS	6/30/2017	3/31/2017	$	%	12/31/2016	9/30/2016	6/30/2016	$	%
Cash and due from banks	$301,910	$276,979	24,931	9.0	$295,896	$327,799	$288,141	13,769	4.8
Interest-bearing deposits in other banks	167,450	1,024,139	(856,689)	(83.6)	1,066,230	773,454	417,157	(249,707)	(59.9)
Total cash and cash equivalents	469,360	1,301,118	(831,758)	(63.9)	1,362,126	1,101,253	705,298	(235,938)	(33.5)
Investment securities available for sale	4,009,299	3,823,953	185,346	4.8	3,446,097	2,885,413	2,776,015	1,233,284	44.4
Investment securities held to maturity	84,517	86,018	(1,501)	(1.7)	89,216	90,653	92,904	(8,387)	(9.0)
Total investment securities	4,093,816	3,909,971	183,845	4.7	3,535,313	2,976,066	2,868,919	1,224,897	42.7
Mortgage loans held for sale	140,959	122,333	18,626	15.2	157,041	210,866	229,653	(88,694)	(38.6)
Loans, net of unearned income	15,556,016	15,132,202	423,814	2.8	15,064,971	14,924,499	14,722,561	833,455	5.7
Allowance for loan losses	(146,225)	(144,890)	(1,335)	0.9	(144,719)	(148,193)	(147,452)	1,227	(0.8)
Loans, net	15,409,791	14,987,312	422,479	2.8	14,920,252	14,776,306	14,575,109	834,682	5.7
Loss share receivable	—	—	—	—	—	24,406	29,224	(29,224)	(100.0)
Premises and equipment	318,167	303,978	14,189	4.7	306,373	308,932	311,173	6,994	2.2
Goodwill and other intangibles	757,025	758,340	(1,315)	(0.2)	759,823	761,206	763,387	(6,362)	(0.8)
Other assets	601,609	625,427	(23,818)	(3.8)	618,262	629,531	678,092	(76,483)	(11.3)
Total assets	$21,790,727	$22,008,479	(217,752)	(1.0)	$21,659,190	$20,788,566	$20,160,855	1,629,872	8.1

LIABILITIES AND SHAREHOLDERS' EQUITY
Non-interest-bearing deposits	$5,020,195	$5,031,583	(11,388)	(0.2)	$4,928,878	$4,787,485	$4,539,254	480,941	10.6
NOW accounts	3,089,482	3,085,720	3,762	0.1	3,314,281	2,904,835	2,985,284	104,198	3.5
Savings and money market accounts	6,815,513	7,185,864	(370,351)	(5.2)	7,033,917	6,646,694	6,188,245	627,268	10.1
Certificates of deposit	1,927,926	2,009,098	(81,172)	(4.0)	2,131,207	2,183,503	2,149,244	(221,318)	(10.3)
Total deposits	16,853,116	17,312,265	(459,149)	(2.7)	17,408,283	16,522,517	15,862,027	991,089	6.2
Short-term borrowings	250,000	80,000	170,000	212.5	175,000	360,000	477,620	(227,620)	(47.7)
Securities sold under agreements to repurchase	333,935	368,696	(34,761)	(9.4)	334,136	353,272	288,017	45,918	15.9
Trust preferred securities	120,110	120,110	—	—	120,110	120,110	120,110	—	—
Other long-term debt	547,133	507,975	39,158	7.7	508,843	552,328	567,326	(20,193)	(3.6)
Other liabilities	183,191	161,458	21,733	13.5	173,124	213,229	208,158	(24,967)	(12.0)
Total liabilities	18,287,485	18,550,504	(263,019)	(1.4)	18,719,496	18,121,456	17,523,258	764,227	4.4
Total shareholders' equity	3,503,242	3,457,975	45,267	1.3	2,939,694	2,667,110	2,637,597	865,645	32.8
Total liabilities and shareholders' equity	$21,790,727	$22,008,479	(217,752)	(1.0)	$21,659,190	$20,788,566	$20,160,855	1,629,872	8.1

TABLE 4 Continued - IBERIABANK CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)

AVERAGE BALANCES			Linked Qtr Change					Year/Year Change
ASSETS	6/30/2017	3/31/2017	$	%	12/31/2016	9/30/2016	6/30/2016	$	%
Cash and due from banks	$277,047	$302,585	(25,538)	(8.4)	$310,132	$299,445	$304,304	(27,257)	(9.0)
Interest-bearing deposits in other banks	555,431	1,023,688	(468,257)	(45.7)	930,524	536,741	386,139	169,292	43.8
Total cash and cash equivalents	832,478	1,326,273	(493,795)	(37.2)	1,240,656	836,186	690,443	142,035	20.6
Investment securities available for sale	3,970,021	3,679,817	290,204	7.9	3,192,040	2,825,030	2,823,292	1,146,729	40.6
Investment securities held to maturity	85,516	87,246	(1,730)	(2.0)	90,161	92,006	94,609	(9,093)	(9.6)
Total investment securities	4,055,537	3,767,063	288,474	7.7	3,282,201	2,917,036	2,917,901	1,137,636	39.0
Mortgage loans held for sale	145,274	175,512	(30,238)	(17.2)	226,565	219,369	211,468	(66,194)	(31.3)
Loans, net of unearned income	15,284,007	15,045,755	238,252	1.6	14,912,350	14,802,199	14,570,945	713,062	4.9
Allowance for loan losses	(146,448)	(145,326)	(1,122)	0.8	(150,499)	(149,101)	(149,037)	2,589	(1.7)
Loans, net	15,137,559	14,900,429	237,130	1.6	14,761,851	14,653,098	14,421,908	715,651	5.0
Loss share receivable	—	—	—	—	20,456	27,694	32,189	(32,189)	(100.0)
Premises and equipment	309,622	305,245	4,377	1.4	308,861	310,592	313,862	(4,240)	(1.4)
Goodwill and other intangibles	757,528	758,887	(1,359)	(0.2)	760,003	762,196	764,818	(7,290)	(1.0)
Other assets	605,539	628,092	(22,553)	(3.6)	615,666	666,657	651,328	(45,789)	(7.0)
Total assets	$21,843,537	$21,861,501	(17,964)	(0.1)	$21,216,259	$20,392,828	$20,003,917	1,839,620	9.2

LIABILITIES AND SHAREHOLDERS' EQUITY
Non-interest-bearing deposits	$4,992,598	$4,976,945	15,653	0.3	$4,869,095	$4,605,447	$4,463,928	528,670	11.8
NOW accounts	3,124,243	3,239,085	(114,842)	(3.5)	2,981,967	2,936,130	2,911,510	212,733	7.3
Savings and money market accounts	7,079,773	7,211,545	(131,772)	(1.8)	6,869,614	6,359,006	6,486,242	593,531	9.2
Certificates of deposit	1,964,234	2,083,749	(119,515)	(5.7)	2,172,967	2,176,159	2,117,711	(153,477)	(7.2)
Total deposits	17,160,848	17,511,324	(350,476)	(2.0)	16,893,643	16,076,742	15,979,391	1,181,457	7.4
Short-term borrowings	38,320	99,000	(60,680)	(61.3)	260,730	430,332	358,837	(320,517)	(89.3)
Securities sold under agreements to repurchase	314,090	311,726	2,364	0.8	342,953	302,119	265,465	48,625	18.3
Trust preferred securities	120,110	120,110	—	—	120,110	120,110	120,110	—	—
Other long-term debt	508,522	498,384	10,138	2.0	544,353	562,598	473,195	35,327	7.5
Other liabilities	200,673	221,993	(21,320)	(9.6)	300,768	239,911	203,050	(2,377)	(1.2)
Total liabilities	18,342,563	18,762,537	(419,974)	(2.2)	18,462,557	17,731,812	17,400,048	942,515	5.4
Total shareholders' equity	3,500,974	3,098,964	402,010	13.0	2,753,702	2,661,016	2,603,869	897,105	34.5
Total liabilities and shareholders' equity	$21,843,537	$21,861,501	(17,964)	(0.1)	$21,216,259	$20,392,828	$20,003,917	1,839,620	9.2

Table 5 - IBERIABANK CORPORATION
TOTAL LOANS AND ASSET QUALITY DATA
(Dollars in thousands)

			Linked Qtr Change					Year/Year Change
LOANS	6/30/2017	3/31/2017	$	%	12/31/2016	9/30/2016	6/30/2016	$	%
Commercial loans:
Real Estate- Owner Occupied (1)	$2,205,408	$2,187,406	18,002	0.8	$2,234,636	$2,163,541	$2,109,448	95,960	4.5
Real Estate- Non-Owner Occupied	4,936,195	4,790,468	145,727	3.0	4,567,630	4,517,674	4,362,553	573,642	13.1
Commercial and Industrial	3,684,081	3,455,578	228,503	6.6	3,543,122	3,462,997	3,435,809	248,272	7.2
Energy (Real Estate and Commercial and Industrial) (2)	551,968	563,623	(11,655)	(2.1)	561,193	599,641	662,034	(110,066)	(16.6)
Total commercial loans	11,377,652	10,997,075	380,577	3.5	10,906,581	10,743,853	10,569,844	807,808	7.6

Residential mortgage loans	1,346,467	1,296,358	50,109	3.9	1,267,400	1,270,530	1,249,062	97,405	7.8

Consumer loans:
Home equity	2,158,948	2,146,796	12,152	0.6	2,155,926	2,151,130	2,129,812	29,136	1.4
Indirect automobile	92,130	110,200	(18,070)	(16.4)	131,052	153,913	182,223	(90,093)	(49.4)
Automobile	135,012	142,139	(7,127)	(5.0)	147,662	152,972	156,597	(21,585)	(13.8)
Credit card	87,088	84,113	2,975	3.5	82,992	80,959	78,552	8,536	10.9
Other	358,719	355,521	3,198	0.9	373,358	371,142	356,471	2,248	0.6
Total consumer loans	2,831,897	2,838,769	(6,872)	(0.2)	2,890,990	2,910,116	2,903,655	(71,758)	(2.5)
Total loans	$15,556,016	$15,132,202	423,814	2.8	$15,064,971	$14,924,499	$14,722,561	833,455	5.7

Allowance for loan losses (3)	$(146,225)	$(144,890)	(1,335)	0.9	$(144,719)	$(148,193)	$(147,452)	1,227	(0.8)
Loans, net	15,409,791	14,987,312	422,479	2.8	14,920,252	14,776,306	14,575,109	834,682	5.7

Reserve for unfunded commitments	(10,462)	(11,660)	1,198	(10.3)	(11,241)	(11,990)	(13,826)	3,364	(24.3)
Allowance for credit losses	(156,687)	(156,550)	(137)	0.1	(155,960)	(160,183)	(161,278)	4,591	(2.8)

ASSET QUALITY DATA
Non-accrual loans (4)	$177,956	$191,582	(13,626)	(7.1)	$228,501	$235,521	$101,738	76,218	74.9
Other real estate owned and foreclosed assets	19,718	20,055	(337)	(1.7)	21,199	22,085	27,220	(7,502)	(27.6)
Accruing loans more than 90 days past due (4)	802	7,980	(7,178)	(89.9)	1,386	5,233	751	51	6.8
Total non-performing assets	$198,476	$219,617	(21,141)	(9.6)	$251,086	$262,839	$129,709	68,767	53.0

Loans 30-89 days past due (4)	$50,840	$36,172	14,668	40.6	$28,869	$45,125	$50,592	248	0.5

Non-performing assets to total assets	0.91%	1.00%			1.16%	1.26%	0.64%
Non-performing assets to total loans and OREO	1.27	1.45			1.66	1.76	0.88
Allowance for loan losses to non-performing loans (5)	81.8	72.6			63.0	61.6	143.9
Allowance for loan losses to non-performing assets	73.7	66.0			57.6	56.4	113.7

Allowance for loan losses to total loans	0.94	0.96			0.96	0.99	1.00

Quarter-to-date charge-offs	$12,189	$7,291	4,898	67.2	$9,785	$11,500	$12,994	(805)	(6.2)
Quarter-to-date recoveries	(1,289)	(1,235)	(54)	4.4	(2,135)	(1,277)	(1,071)	(218)	20.4
Quarter-to-date net charge-offs	$10,900	$6,056	4,844	80.0	$7,650	$10,223	$11,923	(1,023)	(8.6)

Net charge-offs to average loans (annualized)	0.29%	0.16%			0.21%	0.28%	0.33%

(1) Real estate- owner-occupied is defined as loans with a "1E1" Call Report Code (loans secured by owner-occupied non-farm non-residential properties).
(2) For purposes of this table, energy loans generally include loans with specific NAICS codes that relate to the Oil and Gas E&P, Services or Midstream industries.
(3) The allowance for loan losses includes impairment reserves attributable to acquired impaired loans.
(4) For purposes of this table, non-accrual and past due loans exclude acquired impaired loans accounted for under ASC 310-30 that are currently accruing income.
(5) Non-performing loans consist of non-accruing loans and accruing loans 90 days or more past due.

Table 6 - IBERIABANK CORPORATION
LEGACY LOANS AND LEGACY ASSET QUALITY DATA
(Dollars in thousands)

			Linked Qtr Change					Year/Year Change
LEGACY LOANS	6/30/2017	3/31/2017	$	%	12/31/2016	9/30/2016	6/30/2016	$	%
Commercial loans:
Real Estate- Owner Occupied (1)	$1,815,167	$1,769,153	46,014	2.6	$1,784,624	$1,683,557	$1,614,351	200,816	12.4
Real Estate- Non-Owner Occupied	4,299,763	4,109,356	190,407	4.6	3,838,690	3,735,926	3,483,338	816,425	23.4
Commercial and Industrial	3,390,699	3,140,205	250,494	8.0	3,194,796	3,101,472	3,027,590	363,109	12.0
Energy (Real Estate and Commercial and Industrial) (2)	550,162	562,515	(12,353)	(2.2)	559,289	598,279	659,510	(109,348)	(16.6)
Total commercial loans	10,055,791	9,581,229	474,562	5.0	9,377,399	9,119,234	8,784,789	1,271,002	14.5

Residential mortgage loans	970,961	901,859	69,102	7.7	854,216	840,082	794,701	176,260	22.2

Consumer loans:
Home equity	1,838,841	1,797,123	41,718	2.3	1,783,421	1,755,295	1,695,113	143,728	8.5
Indirect automobile	92,106	110,174	(18,068)	(16.4)	131,048	153,904	182,199	(90,093)	(49.4)
Automobile	127,265	133,852	(6,587)	(4.9)	138,638	143,355	146,394	(19,129)	(13.1)
Credit card	86,587	83,612	2,975	3.6	82,524	80,452	78,044	8,543	10.9
Other	321,859	315,595	6,264	2.0	327,678	321,048	303,609	18,250	6.0
Total consumer loans	2,466,658	2,440,356	26,302	1.1	2,463,309	2,454,054	2,405,359	61,299	2.5
Total loans	$13,493,410	$12,923,444	569,966	4.4	$12,694,924	$12,413,370	$11,984,849	1,508,561	12.6

Allowance for loan losses	$(107,610)	$(105,813)	(1,797)	1.7	$(105,569)	$(108,889)	$(106,861)	(749)	0.7
Loans, net	13,385,800	12,817,631	568,169	4.4	12,589,355	12,304,481	11,877,988	1,507,812	12.7

Reserve for unfunded commitments	(10,462)	(11,660)	1,198	(10.3)	(11,241)	(11,990)	(13,826)	3,364	(24.3)
Allowance for credit losses	(118,072)	(117,473)	(599)	0.5	(116,810)	(120,879)	(120,687)	2,615	(2.2)

ASSET QUALITY DATA
Non-accrual loans	$163,748	$185,078	(21,330)	(11.5)	$221,543	$227,122	$95,096	68,652	72.2
Other real estate owned and foreclosed assets	7,106	8,217	(1,111)	(13.5)	9,264	11,538	14,478	(7,372)	(50.9)
Accruing loans more than 90 days past due	610	3,100	(2,490)	(80.3)	1,104	4,936	353	257	72.8
Total non-performing assets	$171,464	$196,395	(24,931)	(12.7)	$231,911	$243,596	$109,927	61,537	56.0

Loans 30-89 days past due	$40,882	$32,286	8,596	26.6	$24,902	$41,157	$45,906	(5,024)	(10.9)

Non-performing assets to total assets	0.87%	0.99%			1.20%	1.33%	0.63%
Non-performing assets to total loans and OREO	1.27	1.52			1.83	1.96	0.92
Allowance for loan losses to non-performing loans (3)	65.5	56.2			47.4	46.9	112.0
Allowance for loan losses to non-performing assets	62.8	53.9			45.5	44.7	97.2
Allowance for loan losses to total loans	0.80	0.82			0.83	0.88	0.89

Quarter-to-date charge-offs	$10,896	$7,202	3,694	51.3	$9,496	$11,201	$11,969	(1,073)	(9.0)
Quarter-to-date recoveries	(944)	(880)	(64)	7.3	(1,910)	(1,102)	(775)	(169)	21.8
Quarter-to-date net charge-offs	$9,952	$6,322	3,630	57.4	$7,586	$10,099	$11,194	(1,242)	(11.1)

Net charge-offs to average loans (annualized)	0.30%	0.20%			0.24%	0.33%	0.38%

(1) Real estate- owner-occupied is defined as loans with a "1E1" Call Report Code (loans secured by owner-occupied non-farm non-residential properties).
(2) For purposes of this table, energy loans generally include loans with specific NAICS codes that relate to the Oil and Gas E&P, Services or Midstream industries.
(3) Non-performing loans consist of non-accruing loans and accruing loans 90 days or more past due.

Table 7 - IBERIABANK CORPORATION
ACQUIRED LOANS AND ACQUIRED ASSET QUALITY DATA
(Dollars in thousands)

			Linked Qtr Change					Year/Year Change
ACQUIRED LOANS	6/30/2017	3/31/2017	$	%	12/31/2016	9/30/2016	6/30/2016	$	%
Commercial loans:
Real Estate- Owner Occupied (1)	$390,241	$418,254	(28,013)	(6.7)	$450,012	$479,984	$495,097	(104,856)	(21.2)
Real Estate- Non-Owner Occupied	636,432	681,111	(44,679)	(6.6)	728,940	781,748	879,215	(242,783)	(27.6)
Commercial and Industrial	293,382	315,373	(21,991)	(7.0)	348,326	361,525	408,219	(114,837)	(28.1)
Energy (Real Estate and Commercial and Industrial) (2)	1,806	1,108	698	63.0	1,904	1,362	2,524	(718)	(28.4)
Total commercial loans	1,321,861	1,415,846	(93,985)	(6.6)	1,529,182	1,624,619	1,785,055	(463,194)	(25.9)

Residential mortgage loans	375,506	394,499	(18,993)	(4.8)	413,184	430,448	454,361	(78,855)	(17.4)

Consumer loans:
Home equity	320,107	349,673	(29,566)	(8.5)	372,505	395,835	434,699	(114,592)	(26.4)
Indirect automobile	24	26	(2)	(7.7)	4	9	24	—	—
Automobile	7,747	8,287	(540)	(6.5)	9,024	9,617	10,203	(2,456)	(24.1)
Credit card	501	501	—	—	468	507	508	(7)	(1.4)
Other	36,860	39,926	(3,066)	(7.7)	45,680	50,094	52,862	(16,002)	(30.3)
Total consumer loans	365,239	398,413	(33,174)	(8.3)	427,681	456,062	498,296	(133,057)	(26.7)
Total loans	$2,062,606	$2,208,758	(146,152)	(6.6)	$2,370,047	$2,511,129	$2,737,712	(675,106)	(24.7)

Allowance for loan losses (3)	$(38,615)	$(39,077)	462	(1.2)	$(39,150)	$(39,304)	$(40,591)	1,976	(4.9)
Loans, net	2,023,991	2,169,681	(145,690)	(6.7)	2,330,897	2,471,825	2,697,121	(673,130)	(25.0)

ACQUIRED ASSET QUALITY DATA (4)
Non-accrual loans	$14,208	$6,504	7,704	118.5	$6,958	$8,399	$6,642	7,566	113.9
Other real estate owned and foreclosed assets	12,612	11,838	774	6.5	11,935	10,547	12,742	(130)	(1.0)
Accruing loans more than 90 days past due	192	4,880	(4,688)	(96.1)	282	297	398	(206)	(51.8)
Total non-performing assets	$27,012	$23,222	3,790	16.3	$19,175	$19,243	$19,782	7,230	36.5

Loans 30-89 days past due	$9,958	$3,886	6,072	156.3	$3,967	$3,968	$4,686	5,272	112.5

Non-performing assets to total assets	1.32%	1.06%			0.81%	0.76%	0.72%
Non-performing assets to total loans and OREO	1.30	1.05			0.81	0.76	0.72
Allowance for loan losses to non-performing loans	268.2	343.3			540.7	452.0	576.6
Allowance for loan losses to non-performing assets	143.0	168.3			204.2	204.3	205.2
Allowance for loan losses to total loans	1.87	1.77			1.65	1.57	1.48

Quarter-to-date charge-offs	$1,293	$89	1,204	1,352.8	$289	$299	$1,025	268	26.1
Quarter-to-date recoveries	(345)	(355)	10	(2.8)	(225)	(175)	(296)	(49)	16.6
Quarter-to-date net charge-offs/(recoveries)	$948	$(266)	1,214	(456.4)	$64	$124	$729	219	30.0

Net charge-offs/(recoveries) to average loans (annualized)	0.18%	(0.05)%	0.01%	0.02%	0.10%

(1) Real estate- owner-occupied is defined as loans with a "1E1" Call Report Code (loans secured by owner-occupied non-farm non-residential properties).
(2) For purposes of this table, energy loans generally include loans with specific NAICS codes that relate to the Oil and Gas E&P, Services or Midstream industries.
(3) The allowance for loan losses includes impairment reserves attributable to acquired impaired loans.
(4) Acquired non-performing loans exclude acquired impaired loans, even if contractually past due or if the Company does not expect to receive payment in full, as the Company is currently accreting interest income over the expected life of the loans.

Table 8 - IBERIABANK CORPORATION
ENERGY LOANS, ENERGY-RELATED COMMITMENTS AND ASSET QUALITY DATA
(Dollars in thousands)

ENERGY LOANS: (1)			Linked Qtr Change					Year/Year Change
	6/30/2017	3/31/2017	$	%	12/31/2016	9/30/2016	6/30/2016	$	%
E&P	$264,336	$265,696	(1,360)	(0.5)	$290,711	$301,223	$328,066	(63,730)	(19.4)
Midstream	106,999	123,436	(16,437)	(13.3)	90,120	110,821	123,687	(16,688)	(13.5)
Service	180,633	174,491	6,142	3.5	180,362	187,597	210,281	(29,648)	(14.1)
Total energy loans	$551,968	$563,623	(11,655)	(2.1)	$561,193	$599,641	$662,034	(110,066)	(16.6)

ENERGY-RELATED COMMITMENTS:
E&P	$571,964	$543,689	28,275	5.2	$545,061	$545,383	$572,267	(303)	(0.1)
Midstream	213,273	238,186	(24,913)	(10.5)	182,998	198,618	201,555	11,718	5.8
Service	244,267	243,991	276	0.1	241,740	261,450	295,591	(51,324)	(17.4)
Total energy-related commitments	$1,029,504	$1,025,866	3,638	0.4	$969,799	$1,005,451	$1,069,413	(39,909)	(3.7)

Total loans net of unearned income	$15,556,016	$15,132,202	423,814	2.8	$15,064,971	$14,924,499	$14,722,561	833,455	5.7
Energy loan outstandings as a % of total loans	3.5%	3.7%			3.7%	4.0%	4.5%
Energy-related commitments as a % of total commitments	5.1%	5.2%			4.8%	5.1%	5.4%

Allowance for loan losses	$(23,046)	$(20,144)	(2,902)	14.4	$(22,524)	$(28,215)	$(33,040)	9,994	(30.2)
Reserve for unfunded commitments	(147)	(203)	56	(27.6)	(1,003)	(953)	(2,223)	2,076	(93.4)
Allowance for credit losses	(23,193)	(20,347)	(2,846)	14.0	(23,527)	(29,168)	(35,263)	12,070	(34.2)

ASSET QUALITY DATA
Non-accrual loans	$94,565	$113,212	(18,647)	(16.5)	$150,329	$153,620	$60,814	33,751	55.5
Other real estate owned and foreclosed assets	—	—	—	—	—	—	—	—	—
Accruing loans more than 90 days past due	—	2,175	(2,175)	(100.0)	—	—	—	—	—
Total non-performing assets	$94,565	$115,387	(20,822)	(18.0)	$150,329	$153,620	$60,814	33,751	55.5

Loans 30-89 days past due	$2,392	$157	2,235	1,423.6	$1,526	$—	$3,055	(663)	(21.7)

Non-performing assets to total energy loans and OREO	17.13%	20.47%			26.79%	25.62%	9.19%
Allowance for loan losses to non-performing loans (2)	24.4	17.5			15.0	18.4	54.3
Allowance for loan losses to non-performing assets	24.4	17.5			15.0	18.4	54.3
Allowance for loan losses to total energy loans	4.18	3.57			4.01	4.71	4.99

Quarter-to-date charge-offs	$—	$2,845	$2,321	$6,957	$7,715
Quarter-to-date recoveries	—	—	(840)	—	—
Quarter-to-date net charge-offs	$—	$2,845	$1,481	$6,957	$7,715
Net charge-offs to average loans (annualized)	—%	2.05%	1.02%	4.39%	4.44%

(1) For purposes of this table, energy loans generally include loans with specific NAICS codes that relate to the Oil and Gas E&P, Services or Midstream industries.
(2) Non-performing loans consist of non-accruing loans and accruing loans 90 days or more past due.

TABLE 9 - IBERIABANK CORPORATION
QUARTERLY AVERAGE BALANCES, NET INTEREST INCOME AND YIELDS/RATES
(Dollars in thousands)

	For the Three Months Ended
	6/30/2017			3/31/2017			Basis Point Change
ASSETS	Average Balance	Interest Income/Expense	Yield/Rate (TE)(1)	Average Balance	Interest Income/Expense	Yield/Rate (TE)(1)	Yield/Rate (TE)(1)
Earning assets:
Commercial loans	$11,136,842	$127,301	4.64%	$10,917,714	$119,605	4.50%	14
Residential mortgage loans	1,319,207	14,345	4.35	1,273,069	12,848	4.04	31
Consumer loans	2,827,958	37,619	5.34	2,854,972	36,524	5.19	15
Total loans	15,284,007	179,265	4.74	15,045,755	168,977	4.59	15
Loss share receivable	—	—	0.00	—	—	0.00	0
Total loans and loss share receivable	15,284,007	179,265	4.74	15,045,755	168,977	4.59	15
Mortgage loans held for sale	145,274	1,249	3.44	175,512	971	2.21	123
Investment securities (2)	4,029,491	22,307	2.32	3,741,128	19,927	2.24	8
Other earning assets	650,083	1,754	1.08	1,123,087	2,658	0.96	12
Total earning assets	20,108,855	204,575	4.13	20,085,482	192,533	3.93	20
Allowance for loan losses	(146,448)			(145,326)
Non-earning assets	1,881,130			1,921,345
Total assets	$21,843,537			$21,861,501

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
NOW accounts	$3,124,243	$3,507	0.45%	$3,239,085	$3,090	0.39%	6
Savings and money market accounts	7,079,773	9,030	0.51	7,211,545	8,329	0.47	4
Certificates of deposit	1,964,234	4,576	0.93	2,083,749	4,638	0.90	3
Total interest-bearing deposits (3)	12,168,250	17,113	0.56	12,534,379	16,057	0.52	4
Short-term borrowings	352,410	226	0.26	410,726	277	0.27	(1)
Long-term debt	628,632	3,593	2.29	618,494	3,381	2.22	7
Total interest-bearing liabilities	13,149,292	20,932	0.64	13,563,599	19,715	0.59	5
Non-interest-bearing deposits	4,992,598			4,976,945
Non-interest-bearing liabilities	200,673			221,993
Total liabilities	18,342,563			18,762,537
Total shareholders' equity	3,500,974			3,098,964
Total liabilities and shareholders' equity	$21,843,537			$21,861,501

Net interest income/Net interest spread		$183,643	3.49%		$172,818	3.34%	15
Tax-equivalent benefit		2,492	0.05		2,491	0.05	—
Net interest income (TE)/Net interest margin (TE) (1)		$186,135	3.71%		$175,309	3.53%	18

(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 35%, which approximates the marginal tax rate.
(2) Balances exclude unrealized gain or loss on securities available for sale and the impact of trade date accounting.
(3) Total deposit costs for the three months ended June 30, 2017 and March 31, 2017 were 0.40% and 0.37%, respectively.

TABLE 9 Continued - IBERIABANK CORPORATION
QUARTERLY AVERAGE BALANCES, NET INTEREST INCOME AND YIELDS/RATES
(Dollars in thousands)

	For the Three Months Ended
	12/31/2016			9/30/2016			6/30/2016
ASSETS	Average Balance	Interest Income/Expense	Yield/Rate (TE)(1)	Average Balance	Interest Income/Expense	Yield/Rate (TE)(1)	Average Balance	Interest Income/Expense	Yield/Rate (TE)(1)
Earning assets:
Commercial loans	$10,759,264	$114,694	4.29%	$10,646,874	$116,653	4.41%	$10,458,822	$114,588	4.46%
Residential mortgage loans	1,267,413	14,038	4.43	1,254,665	13,718	4.37	1,221,254	13,781	4.51
Consumer loans	2,885,673	36,960	5.10	2,900,660	37,413	5.13	2,890,869	37,200	5.18
Total loans	14,912,350	165,692	4.46	14,802,199	167,784	4.55	14,570,945	165,569	4.61
Loss share receivable	20,456	(3,539)	(68.83)	27,694	(3,935)	(56.53)	32,189	(4,163)	(52.01)
Total loans and loss share receivable	14,932,806	162,153	4.36	14,829,893	163,849	4.44	14,603,134	161,406	4.48
Mortgage loans held for sale	226,565	1,539	2.72	219,369	1,774	3.24	211,468	1,850	3.50
Investment securities (2)	3,154,252	15,464	2.09	2,830,892	13,815	2.08	2,856,805	14,663	2.17
Other earning assets	1,034,980	1,649	0.63	641,080	1,066	0.66	483,597	775	0.64
Total earning assets	19,348,603	180,805	3.77	18,521,234	180,504	3.93	18,155,004	178,694	4.01
Allowance for loan losses	(150,499)			(149,101)			(149,037)
Non-earning assets	2,018,155			2,020,695			1,997,950
Total assets	$21,216,259			$20,392,828			$20,003,917

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
NOW accounts	$2,981,967	$2,483	0.33%	$2,936,130	$2,313	0.31%	$2,911,510	$2,080	0.29%
Savings and money market accounts	6,869,614	7,732	0.45	6,359,006	5,826	0.36	6,486,242	5,527	0.34
Certificates of deposit	2,172,967	4,785	0.88	2,176,159	4,592	0.84	2,117,711	4,309	0.82
Total interest-bearing deposits (3)	12,024,548	15,000	0.50	11,471,295	12,731	0.44	11,515,463	11,916	0.42
Short-term borrowings	603,683	552	0.36	732,451	753	0.41	624,302	662	0.43
Long-term debt	664,463	3,588	2.15	682,708	3,603	2.10	593,305	3,363	2.28
Total interest-bearing liabilities	13,292,694	19,140	0.57	12,886,454	17,087	0.53	12,733,070	15,941	0.51
Non-interest-bearing deposits	4,869,095			4,605,447			4,463,928
Non-interest-bearing liabilities	300,768			239,911			203,050
Total liabilities	18,462,557			17,731,812			17,400,048
Total shareholders' equity	2,753,702			2,661,016			2,603,869
Total liabilities and shareholders' equity	$21,216,259			$20,392,828			$20,003,917

Net interest income/Net interest spread		$161,665	3.20%		$163,417	3.40%		$162,753	3.50%
Tax-equivalent benefit		2,340	0.05		2,330	0.05		2,290	0.05
Net interest income (TE)/Net interest margin (TE) (1)		$164,005	3.38%		$165,747	3.56%		$165,043	3.65%

(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 35%, which approximates the marginal tax rate.
(2) Balances exclude unrealized gain or loss on securities available for sale and the impact of trade date accounting.
(3) Total deposit costs for the three months ended December 31, 2016, September 30, 2016, and June 30, 2016 were 0.35%, 0.32% and 0.30%, respectively.

TABLE 10 - IBERIABANK CORPORATION
YEAR-TO-DATE AVERAGE BALANCES, NET INTEREST INCOME AND YIELDS/RATES
(Dollars in thousands)

	For the Six Months Ended
	6/30/2017			6/30/2016			Basis Point Change
ASSETS	Average Balance	Interest Income/Expense	Yield/Rate (TE)(1)	Average Balance	Interest Income/Expense	Yield/Rate (TE)(1)	Yield/Rate (TE)(1)
Earning assets:
Commercial loans	$11,027,883	$246,906	4.57%	$10,354,688	$228,005	4.48%	9
Residential mortgage loans	1,296,266	27,193	4.20	1,211,973	27,210	4.49	(29)
Consumer loans	2,841,390	74,143	5.26	2,896,016	74,345	5.16	10
Total loans	15,165,539	348,242	4.67	14,462,677	329,560	4.62	5
Loss share receivable	—	—	—	34,775	(8,549)	(49.44)	4,944
Total loans and loss share receivable	15,165,539	348,242	4.67	14,497,452	321,011	4.49	18
Mortgage loans held for sale	160,309	2,219	2.77	186,170	3,251	3.49	(72)
Investment securities (2)	3,886,106	42,234	2.28	2,861,890	29,875	2.21	7
Other earning assets	885,278	4,413	1.01	468,667	1,493	0.64	37
Total earning assets	20,097,232	397,108	4.03	18,014,179	355,630	4.02	1
Allowance for loan losses	(145,890)			(145,215)
Non-earning assets	1,901,127			1,963,650
Total assets	$21,852,469			$19,832,614

LIABILITIES AND SHAREHOLDERS' EQUITY
Interest-bearing liabilities:
NOW accounts	$3,181,347	$6,597	0.42%	$2,885,726	$4,021	0.28%	14
Savings and money market accounts	7,145,295	17,359	0.49	6,542,540	11,166	0.34	15
Certificates of deposit	2,023,661	9,213	0.92	2,107,871	8,663	0.83	9
Total interest-bearing deposits (3)	12,350,303	33,169	0.54	11,536,137	23,850	0.42	12
Short-term borrowings	381,407	504	0.27	559,486	1,147	0.41	(14)
Long-term debt	623,591	6,974	2.26	558,404	6,477	2.33	(7)
Total interest-bearing liabilities	13,355,301	40,647	0.62	12,654,027	31,474	0.51	11
Non-interest-bearing deposits	4,984,815			4,426,093
Non-interest-bearing liabilities	211,274			185,430
Total liabilities	18,551,390			17,265,550
Total shareholders' equity	3,301,079			2,567,064
Total liabilities and shareholders' equity	$21,852,469			$19,832,614

Net interest income/Net interest spread		$356,461	3.41%		$324,156	3.51%	(10)
Tax-equivalent benefit		4,947	0.05		4,579	0.05	—
Net interest income (TE)/Net interest margin (TE) (1)		$361,408	3.62%		$328,735	3.67%	(5)

(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 35%, which approximates the marginal tax rate.
(2) Balances exclude unrealized gain or loss on securities available for sale and the impact of trade date accounting.
(3) Total deposit costs for the six months ended June 30, 2017 and 2016 were 0.39% and 0.30%, respectively.

Table 11 - IBERIABANK CORPORATION
LEGACY AND ACQUIRED LOAN PORTFOLIO VOLUMES AND YIELDS
(Dollars in millions)

	For the Three Months Ended
	6/30/2017			3/31/2017			12/31/2016			9/30/2016			6/30/2016
AS REPORTED (US GAAP)	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield
Legacy loans, net	$140	$13,150	4.27%	$131	$12,760	4.12%	$125	$12,481	3.97%	$123	$12,183	4.00%	$118	$11,737	4.04%
Acquired loans (1)	39	2,134	7.40	38	2,286	6.81	37	2,452	5.99	41	2,647	6.16	43	2,866	6.07
Total loans	$179	$15,284	4.70%	$169	$15,046	4.55%	$162	$14,933	4.30%	$164	$14,830	4.38%	$161	$14,603	4.43%

	6/30/2017			3/31/2017			12/31/2016			9/30/2016			6/30/2016
ADJUSTMENTS	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield
Legacy loans, net	$—	$—	0.00%	$—	$—	0.00%	$—	$—	0.00%	$—	$—	0.00%	$—	$—	0.00%
Acquired loans (1)	(12)	72	(2.46)	(11)	87	(2.08)	(8)	73	(1.43)	(9)	76	(1.49)	(9)	84	(1.41)
Total loans	$(12)	$72	(0.34)%	$(11)	$87	(0.31)%	$(8)	$73	(0.23)%	$(9)	$76	(0.26)%	$(9)	$84	(0.27)%

	6/30/2017			3/31/2017			12/31/2016			9/30/2016			6/30/2016
AS ADJUSTED (CASH YIELD, NON-GAAP)	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield	Income	Average Balance	Yield
Legacy loans, net	$140	$13,150	4.27%	$131	$12,760	4.12%	$125	$12,481	3.97%	$123	$12,183	4.00%	$118	$11,737	4.04%
Acquired loans (1)	27	2,206	4.94	27	2,373	4.73	29	2,525	4.56	32	2,723	4.67	34	2,950	4.67
Total loans	$167	$15,356	4.36%	$158	$15,133	4.24%	$154	$15,006	4.07%	$155	$14,906	4.12%	$152	$14,687	4.16%

(1) Acquired loans include the impact of the FDIC Indemnification Asset in periods prior to loss share termination in December 2016.

Table 12 - IBERIABANK CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)

	For the Three Months Ended
	6/30/2017			3/31/2017			12/31/2016
	Pre-tax	After-tax (1)	Per share (2)	Pre-tax	After-tax (1)	Per share (2)	Pre-tax	After-tax (1)	Per share (2)
Net income	$80,051	$52,018	$1.01	$72,992	$50,473	$1.08	$58,164	$45,130	$1.06
Preferred stock dividends	—	(949)	(0.02)	—	(3,599)	(0.08)	—	(957)	(0.02)
Income available to common shareholders (GAAP)	$80,051	$51,069	$0.99	$72,992	$46,874	$1.00	$58,164	$44,173	$1.04

Non-interest income adjustments (3):
Gain on sale of investments and other non-interest income	(59)	(38)	—	(1)	—	—	(5)	(3)	—

Non-interest expense adjustments (3):
Merger-related expense	1,066	789	0.02	54	35	—	—	—	—
Severance expense	378	246	—	98	63	—	188	122	—
Impairment of long-lived assets, net of (gain) loss on sale	(1,306)	(849)	(0.02)	1,429	929	0.02	(462)	(300)	(0.01)
Litigation expense	6,000	5,481	0.11	—	—	—	—	—	—
Loss on early termination of loss share agreements	—	—	—	—	—	—	17,798	11,569	0.28
Other non-core non-interest expense	—	—	—	—	—	—	484	314	0.01
Total non-interest expense adjustments	6,138	5,667	0.11	1,581	1,027	0.02	18,008	11,705	0.28
Income tax expense (benefit)	—	—	—	—	—	—	—	(6,836)	(0.16)
Core earnings (Non-GAAP)	86,130	56,698	1.10	74,572	47,901	1.02	76,167	49,039	1.16
Provision for loan losses	12,050	7,833		6,154	4,000		5,169	3,360
Pre-provision earnings, as adjusted (Non-GAAP) (3)	$98,180	$64,531		$80,726	$51,901		$81,336	$52,399

	For the Three Months Ended
	9/30/2016			6/30/2016
	Pre-tax	After-tax (1)	Per share (2)	Pre-tax	After-tax (1)	Per share (2)
Net income	$72,615	$48,068	$1.17	$76,300	$50,810	$1.23
Preferred stock dividends	—	(3,590)	(0.09)	—	(854)	(0.02)
Income available to common shareholders (GAAP)	$72,615	$44,478	$1.08	$76,300	$49,956	$1.21

Non-interest income adjustments (3):
Gain on sale of investments and other non-interest income	(12)	(8)	—	(1,789)	(1,163)	(0.03)

Non-interest expense adjustments (3):
Merger-related expense	—	—	—	—	—	—
Severance expense	—	—	—	140	91	—

Impairment of long-lived assets, net of (gain) loss on sale	—	—	—	(1,256)	(816)	(0.02)
Other non-core non-interest expense	—	—	—	1,177	765	0.02
Total non-interest expense adjustments	—	—	—	61	40	—
Income tax expense (benefit)	—	—	—	—	—	—
Core earnings (Non-GAAP)	72,603	44,470	1.08	74,572	48,833	1.18
Provision for loan losses	12,484	8,115		11,866	7,712
Pre-provision earnings, as adjusted (Non-GAAP) (3)	$85,087	$52,585		$86,438	$56,545

(1) Excluding preferred stock dividends, merger-related expense and litigation expense, after-tax amounts are calculated using a tax rate of 35%, which approximates the marginal tax rate.
(2) Diluted per share amounts may not appear to foot due to rounding.
(3) Adjustments to GAAP results include certain significant activities or transactions that, in management's opinion, can distort period-to-period comparisons of the Company's performance. These adjustments include, but are not limited to, realized and unrealized gains or losses on former bank-owned real estate, realized gains or losses on the sale of investment securities, merger-related expenses, litigation charges and recoveries, debt prepayment penalties, and gains, losses, and impairment charges on long-lived assets.

	For the Six Months Ended
	6/30/2017			6/30/2016
	Pre-tax	After-tax (1)	Per share (2)	Pre-tax	After-tax (1)	Per share (2)
Net income	$153,043	$102,491	$2.08	$141,191	$93,579	$2.26
Preferred stock dividends	—	(4,548)	(0.09)	—	(3,430)	(0.08)
Income available to common shareholders (GAAP)	$153,043	$97,943	$1.99	$141,191	$90,149	$2.18

Non-interest income adjustments (3):
Gain on sale of investments and other non-interest income	(60)	(38)	—	(1,985)	(1,290)	(0.03)

Non-interest expense adjustments (3):
Merger-related expense	1,120	824	0.02	3	2	—
Severance expense	476	309	0.01	594	386	0.01
Impairment of long-lived assets, net of (gain) loss on sale	123	80	—	(212)	(137)	(0.01)
Litigation expense	6,000	5,481	0.11	—	—	—
Other non-core non-interest expense	—	—	—	2,268	1,474	0.04
Total non-interest expense adjustments	7,719	6,694	0.14	2,653	1,725	0.04
Income tax expense (benefit)	—	—	—	—	—	—
Core earnings (Non-GAAP)	160,702	104,599	2.13	141,859	90,584	2.19
Provision for loan losses	18,204	11,833		26,771	17,400
Pre-provision earnings, as adjusted (Non-GAAP) (3)	$178,906	$116,432		$168,630	$107,984

(1) Excluding preferred stock dividends, merger-related expense and litigation expense, after-tax amounts are calculated using a tax rate of 35%, which approximates the marginal tax rate.
(2) Diluted per share amounts may not appear to foot due to rounding.
(3) Adjustments to GAAP results include certain significant activities or transactions that, in management's opinion, can distort period-to-period comparisons of the Company's performance. These adjustments include, but are not limited to, realized and unrealized gains or losses on former bank-owned real estate, realized gains or losses on the sale of investment securities, merger-related expenses, litigation charges and recoveries, debt prepayment penalties, and gains, losses, and impairment charges on long-lived assets.

Table 13 - IBERIABANK CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Dollars in thousands)

	For the Three Months Ended
	6/30/2017	3/31/2017	12/31/2016	9/30/2016	6/30/2016
Net interest income (GAAP)	$183,643	$172,818	$161,665	$163,417	$162,753
Add: Effect of tax benefit on interest income	2,492	2,491	2,340	2,330	2,290
Net interest income (TE) (Non-GAAP) (1)	186,135	175,309	164,005	165,747	165,043

Non-interest income (GAAP)	55,966	47,346	53,238	59,821	64,917
Add: Effect of tax benefit on non-interest income	668	706	713	703	760
Non-interest income (TE) (Non-GAAP) (1)	56,634	48,052	53,951	60,524	65,677
Taxable equivalent revenues (Non-GAAP) (1)	242,769	223,361	217,956	226,271	230,720
Securities gains and other non-interest income	(59)	(1)	(5)	(12)	(1,789)
Core taxable equivalent revenues (Non-GAAP) (1)	$242,710	$223,360	$217,951	$226,259	$228,931

Total non-interest expense (GAAP)	$147,508	$141,018	$151,570	$138,139	$139,504
Less: Intangible amortization expense	1,651	1,770	2,087	2,106	2,109
Tangible non-interest expense (Non-GAAP) (2)	145,857	139,248	149,483	136,033	137,395
Less: Merger-related expense	1,066	54	—	—	—
Severance expense	378	98	188	—	140
(Gain) Loss on sale of long-lived assets, net of impairment	(1,306)	1,429	(462)	—	(1,256)
Litigation expense	6,000	—	—	—	—
Loss on early termination of loss share agreements	—	—	17,798	—	—
Other non-core non-interest expense	—	—	484	—	1,177
Core tangible non-interest expense (Non-GAAP) (2)	$139,719	$137,667	$131,475	$136,033	$137,334

Return on average assets (GAAP)	0.96%	0.94%	0.85%	0.94%	1.02%
Effect of non-core revenues and expenses	0.10	0.02	0.09	0.00	(0.02)
Core return on average assets (Non-GAAP)	1.06%	0.96%	0.94%	0.94%	1.00%

Efficiency ratio (GAAP)	61.6%	64.1%	70.5%	61.9%	61.3%
Effect of tax benefit related to tax-exempt income	(0.8)	(1.0)	(1.0)	(0.9)	(0.8)
Efficiency ratio (TE) (Non-GAAP) (1)	60.8%	63.1%	69.5%	61.0%	60.5%
Effect of amortization of intangibles	(0.7)	(0.8)	(1.0)	(0.9)	(0.9)
Effect of non-core items	(2.5)	(0.7)	(8.2)	0.0	0.4
Core tangible efficiency ratio (TE) (Non-GAAP) (1) (2)	57.6%	61.6%	60.3%	60.1%	60.0%

Return on average common equity (GAAP)	6.08%	6.41%	6.70%	7.00%	8.05%
Effect of intangibles (2)	1.92	2.39	3.01	3.30	3.85
Effect of non-core revenues and expenses	0.86	0.19	1.04	0.00	(0.26)
Core return on average tangible common equity (Non-GAAP) (2)	8.86%	8.99%	10.75%	10.30%	11.64%

Total shareholders' equity (GAAP)	$3,503,242	$3,457,975	$2,939,694	$2,667,110	$2,637,597
Less: Goodwill and other intangibles	752,336	753,991	755,765	757,856	759,966
Preferred stock	132,097	132,097	132,097	132,097	132,098
Tangible common equity (Non-GAAP) (2)	$2,618,809	$2,571,887	$2,051,832	$1,777,157	$1,745,533

Total assets (GAAP)	$21,790,727	$22,008,479	$21,659,190	$20,788,566	$20,160,855
Less: Goodwill and other intangibles	752,336	753,991	755,765	757,856	759,966
Tangible assets (Non-GAAP) (2)	$21,038,391	$21,254,488	$20,903,425	$20,030,710	$19,400,889
Tangible common equity ratio (Non-GAAP) (2)	12.45%	12.10%	9.82%	8.87%	9.00%
(1) Fully taxable equivalent (TE) calculations include the tax benefit associated with related income sources that are tax-exempt using a rate of 35%, which approximates the marginal tax rate.
(2) Tangible calculations eliminate the effect of goodwill and acquisition-related intangibles and the corresponding amortization expense on a tax-effected basis where applicable.